As filed with the Securities and Exchange Commission on August 27, 2012

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EAGLE BULK SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-0453513
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500	Adir Katzav Chief Financial Officer Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, including related preferred stock purchase rights(3), par value $0.01 per share
Preferred stock
Debt securities(4)
Guarantees(5)
Warrants(6)
Purchase contracts(7)
Rights(8)
Units(9)
Total		$500,000,000	$57,300(10)

(1)
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $500,000,000. Also includes such indeterminate amount of debt securities and common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(D) of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Eagle Bulk Shipping Inc. pursuant to this registration statement exceed $500,000,000.

(3)
Preferred stock purchase rights that initially trade together with the common shares. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

(4)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(5)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Eagle Bulk Shipping Inc.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(6)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(7)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(8)	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(9)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.  Units may consist of any combination of the securities registered hereunder.

(10)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $400,000,000 of unsold securities registered under the Registration Statement on Form S-3 (File No. 333-157663) with effective date of August 28, 2009. This unsold amount is being carried forward to this Registration Statement and the filing fee paid with respect to the initial registration of the unsold securities is being used to pay the filing fees that would otherwise be required in connection with the filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	IRS Employee Identification Number

Agali Shipping S.A.	Marshall Islands	4412	n.a.
Avlona Shipping S.A.	Marshall Islands	4412	n.a.
Avocet Shipping LLC	Marshall Islands	4412	n.a.
Besra Shipping LLC	Marshall Islands	4412	98-0563076
Bittern Shipping LLC	Marshall Islands	4412	n.a.
Canary Shipping LLC	Marshall Islands	4412	n.a.
Cardinal Shipping LLC	Marshall Islands	4412	98-0453520
Cernicalo Shipping LLC	Marshall Islands	4412	98-0563080
Condor Shipping LLC	Marshall Islands	4412	98-0450454
Crane Shipping LLC	Marshall Islands	4412	n.a.
Crested Eagle Shipping LLC	Marshall Islands	4412	98-0526925
Crowned Eagle Shipping LLC	Marshall Islands	4412	98-0526922
Delfini Shipping S.A.	Marshall Islands	4412	n.a.
Drosato Shipping S.A.	Marshall Islands	4412	n.a.
Eagle Shipping International (USA) LLC	Marshall Islands	4412	98-0450528
Egret Shipping LLC	Marshall Islands	4412	n.a.
Falcon Shipping LLC	Marshall Islands	4412	98-0450453
Fountana Shipping S.A.	Marshall Islands	4412	n.a.
Fulmar Shipping LLC	Marshall Islands	4412	98-0563084
Gannet Shipping LLC	Marshall Islands	4412	n.a.
Golden Eagle Shipping LLC	Marshall Islands	4412	98-0513249
Goldeneye Shipping LLC	Marshall Islands	4412	98-0581717
Goshawk Shipping LLC	Marshall Islands	4412	98-0563088
Grebe Shipping LLC	Marshall Islands	4412	n.a.
Griffon Shipping LLC	Marshall Islands	4412	98-0453521
Harrier Shipping LLC	Marshall Islands	4412	98-0450451
Hawk Shipping LLC	Marshall Islands	4412	98-0450449
Heron Shipping LLC	Marshall Islands	4412	66-0665177
Ibis Shipping LLC	Marshall Islands	4412	n.a.
Imperial Eagle Shipping LLC	Marshall Islands	4412	98-0513252
Jaeger Shipping LLC	Marshall Islands	4412	98-0499622
Jay Shipping LLC	Marshall Islands	4412	n.a.
Kampia Shipping S.A.	Marshall Islands	4412	n.a.
Kestrel Shipping LLC	Marshall Islands	4412	98-0499623
Kingfisher Shipping LLC	Marshall Islands	4412	n.a.
Kite Shipping LLC	Marshall Islands	4412	98-0450447
Kittiwake Shipping LLC	Marshall Islands	4412	98-0499630
Kofina Shipping S.A.	Marshall Islands	4412	n.a.
Marmaro Shipping S.A.	Marshall Islands	4412	n.a.
Martin Shipping LLC	Marshall Islands	4412	n.a.
Merlin Shipping LLC	Marshall Islands	4412	66-0665179
Mesta Shipping S.A.	Marshall Islands	4412	n.a.
Mylos Shipping S.A.	Marshall Islands	4412	n.a.
Nagos Shipping S.A.	Marshall Islands	4412	n.a.
Nenita Shipping S.A.	Marshall Islands	4412	n.a.
Nighthawk Shipping LLC	Marshall Islands	4412	n.a.
Olympi Shipping S.A.	Marshall Islands	4412	n.a.
Oriole Shipping LLC	Marshall Islands	4412	98-0499628
Osprey Shipping LLC	Marshall Islands	4412	98-0450446
Owl Shipping LLC	Marshall Islands	4412	n.a.
Pelineo Shipping S.A.	Marshall Islands	4412	n.a.
Peregrine Shipping LLC	Marshall Islands	4412	98-0453519
Petrel Shipping LLC	Marshall Islands	4412	98-0545586
Puffin Shipping LLC	Marshall Islands	4412	98-0545587
Pyrgi Shipping S.A.	Marshall Islands	4412	n.a.
Rahi Shipping S.A.	Marshall Islands	4412	n.a.
Raptor Shipping LLC	Marshall Islands	4412	98-0545597
Redwing Shipping LLC	Marshall Islands	4412	98-0581715

Roadrunner Shipping LLC	Marshall Islands	4412	98-0545589
Robin Shipping LLC	Marshall Islands	4412	98-0499625
Saker Shipping LLC	Marshall Islands	4412	98-0545590
Sandpiper Shipping LLC	Marshall Islands	4412	98-0545592
Shikra Shipping LLC	Marshall Islands	4412	n.a.
Shrike Shipping LLC	Marshall Islands	4412	98-0526930
Sirikari Shipping S.A.	Marshall Islands	4412	n.a.
Skua Shipping LLC	Marshall Islands	4412	98-0526936
Snipe Shipping LLC	Marshall Islands	4412	98-0545594
Sparrow Shipping LLC	Marshall Islands	4412	98-0450436
Sparrowhawk Shipping LLC	Marshall Islands	4412	98-0581719
Spilia Shipping S.A.	Marshall Islands	4412	n.a.
Stellar Eagle Shipping LLC	Marshall Islands	4412	98-0534321
Swift Shipping LLC	Marshall Islands	4412	98-0545595
Tern Shipping LLC	Marshall Islands	4412	98-0499632
Thrasher Shipping LLC	Marshall Islands	4412	n.a
Thrush Shipping LLC	Marshall Islands	4412	n.a.
Woodstar Shipping LLC	Marshall Islands	4412	98-0592277
Wren Shipping LLC	Marshall Islands	4412	98-0581720

The agent for service for each of the Additional Registrants is:
Adir Katzav
Chief Financial Officer
Eagle Bulk Shipping Inc.
477 Madison Avenue
New York, New York 10022
(212) 785-2500

The address and telephone number for each of the Additional Registrants is:
C/o Eagle Bulk Shipping Inc.
477 Madison Avenue
New York, New York 10022
(212) 785-2500

PROSPECTUS (subject to completion, dated August 27, 2012)

 The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

$500,000,000

EAGLE BULK SHIPPING INC.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1) common stock, which include preferred stock purchase rights;

(2) preferred stock;

(3) debt securities, which may be guaranteed by one or more of our subsidiaries;

(4) warrants;

(5) purchase contracts

(6) rights; and

(7) units.

The aggregate offering price of all securities issued under this prospectus may not exceed $500,000,000.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the Nasdaq Global Select Market under the symbol “EGLE.”

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2012.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
RISK FACTORS	7
USE OF PROCEEDS	8
FORWARD-LOOKING STATEMENTS	8
SELECTED FINANCIAL DATA	9
RATIO OF EARNINGS TO FIXED CHARGES	10
PLAN OF DISTRIBUTION	11
DESCRIPTION OF CAPITAL STOCK	12
DESCRIPTION OF PREFERRED SHARES	12
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF PURCHASE CONTRACTS	23
DESCRIPTION OF RIGHTS	24
DESCRIPTION OF UNITS	25
EXPERTS	26
LEGAL MATTERS	26
WHERE YOU CAN FIND ADDITIONAL INFORMATION	26
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	26
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or Commission, using a shelf registration process. Under the shelf registration process, we may sell any combination of the common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date other than the date mentioned on the cover page of these documents.

This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors” and our financial statements and related notes contained herein and therein, before making an investment decision. In this prospectus, all references to “we,” “our,” “us” and the “Company” shall refer to Eagle Bulk Shipping Inc. and, unless the context requires otherwise, its consolidated subsidiaries.

Our Company

Eagle Bulk Shipping Inc., or the Company, incorporated under the laws of the Republic of the Marshall Islands, or the Marshall Islands, and headquartered in New York City, is engaged primarily in the ocean transportation of a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. We operate in the Handymax sector of the dry bulk industry, with particular emphasis on the Supramax class of vessels. We own one of the largest fleets of Supramax dry bulk vessels in the world. Supramax dry bulk vessels range in size from 50,000 to 60,000 deadweight tons, or dwt. These vessels have the cargo loading and unloading flexibility of on-board cranes while offering cargo carrying capacities approaching that of Panamax dry bulk vessels, which range in size from 60,000 to 100,000 dwt and must rely on port facilities to load and offload their cargoes. We believe that the cargo handling flexibility and cargo carrying capacity of the Supramax class vessels make them attractive to charterers.  As of the date of this prospectus, we own and operate a modern fleet of 45 oceangoing vessels, 43 Supramax and 2 Handymax, with a combined carrying capacity of 2,451,259 dwt and an average age of approximately five years.  In 2011, we completed our Supramax vessel newbuilding program.  We reported a net loss of $14.8 million for the year ended December 31, 2011, a net loss of $17.4 million for the three-month period ended March 31, 2012, and a net loss of $23.1 million for the three-month period ended June 30, 2012.

We carry out the commercial and strategic management of our fleet through our wholly-owned subsidiary, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company which maintains its principal executive offices in New York City. Each of our vessels is owned by us through a separate wholly owned Marshall Islands limited liability company.

We maintain our principal executive offices at 477 Madison Avenue, New York, New York 10022. Our telephone number at that address is (212) 785-2500. Our website address is www.eagleships.com. Information contained on our website does not constitute part of this prospectus.

Our Fleet

Our vessels are flagged in the Marshall Islands. Our vessels are all employed on time and voyage charters.  The following table represents certain information about the Company's operating fleet as of June 30, 2012.

Vessel	Year Built	Dwt	Charter Expiration (1)	Daily Charter Hire Rate

Avocet (2)	2010	53,462	Jul 2012	Voyage(3)

Bittern (2)	2009	57,809	Jul 2012	$11,990(3)

Canary (2)	2009	57,809	Aug 2012 to Nov 2012	$12,000

Cardinal	2004	55,362	Nov 2012 to Feb 2013	Index(4)

Condor	2001	50,296	Jul 2012	$7,000(3)

Crane (2)	2010	57,809	Jul 2012	$7,000(3)

Crested Eagle	2009	55,989	Aug 2012 to Oct 2012	$12,000(3)

Crowned Eagle	2008	55,940	Aug 2012 to Oct 2012	$14,000

Egret Bulker	2010	57,809	Oct 2012 to Feb 2013	$17,650(5) (with 50% profit share over $20,000)

Falcon	2001	50,296	Aug 2012	$10,550(3)

Gannet Bulker	2010	57,809	Jan 2013 to May 2013	$17,650(5) (with 50% profit share over $20,000)

Golden Eagle	2010	55,989	Jul 2012	$7,500

Goldeneye	2002	52,421	Oct 2012 to Jan 2013	Index(4)

Grebe Bulker	2010	57,809	Feb 2013 to Jun 2013	$17,650(5) (with 50% profit share over $20,000)

Harrier	2001	50,296	Jul 2012	$6,500(3)

Hawk I	2001	50,296	Jul 2012	Spot(3)

Ibis Bulker	2010	57,775	Mar 2013 to Jul 2013	$17,650(5) (with 50% profit share over $20,000)

Imperial Eagle	2010	55,989	Nov 2012 to Feb 2013	Index(4)

Jaeger	2004	52,248	Nov 2012 to Jan 2013	Index(4)

Jay(2)	2010	57,802	Jul 2012	$6,750(3)

Kestrel I	2004	50,326	Jul 2012 to Aug 2012	Index(4)

Kingfisher (2)	2010	57,776	Aug 2012 to Nov 2012	$12,500

Kite	1997	47,195	Aug 2012 to Nov 2012	$7,250

Kittiwake	2002	53,146	Jul 2012	Spot(3)

Martin(2)	2010	57,809	Jul 2012	$10,500(3)

Merlin	2001	50,296	Jul 2012 to Aug 2012	Voyage(3)

Nighthawk(2)	2011	57,809	Aug 2012	$10,000(3)

Oriole(2)	2011	57,809	Jul 2012	$12,250(3)

Osprey I	2002	50,206	Jul 2012 to Aug 2012	$10,000(3)

Owl(2)	2011	50,809	Jul 2012	Voyage(3)

Peregrine	2001	50,913	Jul 2012	$7,000(3)

Petrel Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(5) (with 50% profit share over $20,000)

Puffin Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(5) (with 50% profit share over $20,000)

Redwing	2007	53,411	Aug 2012	5,000(3)

Roadrunner Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(5) (with 50% profit share over $20,000)

Sandpiper Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(5) (with 50% profit share over $20,000)

Shrike	2003	53,343	Dec 2012 to Mar 2013	11,300(3)

Skua	2003	53,350	Aug 2012	10,500(3)

Sparrow	2000	48,225	Jul 2012	10,000(3)

Stellar Eagle	2009	55,989	Mar 2013 to Jun 2013	Index(4)

Tern	2003	50,200	Jul 2012 to Oct 2012	10,000(3)

Thrasher (2)	2010	53,360	Jul 2012 to Aug 2012	10,000(3)

Thrush	2011	53,297	Jul 2012	7,000(3)

Woodstar (2)	2008	53,390	Jul 2012	8,000(3)

Wren (2)	2008	53,349	Jul 2012	7,000(3)

(1)
The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 0.625% to 6.25%, to third party ship brokers.

(2)
The charter rate does not include any shortfall between the vessels’ actual daily earnings and the $17,000 per day for which KLC is responsible.
Revenue from KLC will be recognized when collectability is assured. In addition, through December 2015, we are entitled to100% of the profits on earnings between $17,000 to $21,000 per day and a 50% profit share on earnings above $17,000 per day from January 2016 to December 2018.

(3)	Upon conclusion of the previous charter, the vessel will commence a short-term charter for up to six months.
(4)	Index, an average of the trailing Baltic Supramax Index.
(5)	The charterer has an option to extend the charter by two periods of 11 to 13 months each.

Recent Developments

Fourth Amended and Restated Credit Agreement

On June 20, 2012, we entered into a Fourth Amended and Restated Credit Agreement, or the Fourth Amended and Restated Credit Agreement, amending and restating our Third Amended and Restated Credit Agreement, dated as of October 19, 2007, as amended up to the date thereof, or the Third Amended and Restated Credit Agreement, with the Royal Bank of Scotland plc, as mandated lead arranger, bookrunner, swap bank, agent and security trustee, and as lender with certain other financial institutions listed therein, or, collectively, the Lenders, which, among other things, (i) permanently waived any purported defaults or events of defaults that were the subject of a temporary waiver under the Sixth Amendatory and Commercial Framework Implementation Agreement to the Third Amended and Restated Credit Agreement, including any alleged events of default arising from any purported breach of the minimum adjusted net worth covenant that occurred as a result of any failure to maintain the required adjusted net worth; (ii) converted the $1,129,478,742 then outstanding under the revolving credit facility into a term loan; (iii) set the maturity date as December 31, 2015, and, subject to our satisfaction of certain conditions including a collateral coverage ratio at December 31, 2015 of less than 80%, provides an option to us to extend the maturity date by a further 18 months to June 30, 2017, or the Termination Date; (iv) requires no mandatory repayments of principal until the Termination Date, other than a quarterly sweep of cash on hand in excess of $20,000,000 and upon the sale of vessels, additional financings or future equity raises by us.  All amounts outstanding under the term loan will bear interest at LIBOR plus a margin that will include a payment-in-kind, or PIK, component.  The initial cash margin of 3.50% and PIK margin of 2.50% can be reduced on the basis of reduced leverage and proceeds from future equity raises by us.

The Fourth Amended and Restated Credit Agreement replaced the previously existing financial covenants and substituted them with new covenants, including a minimum liquidity amount commencing in the quarterly period ending June 30, 2012, a minimum interest coverage ratio commencing in the quarterly period ending June 30, 2013, a maximum leverage ratio, commencing in the quarterly period ending September 30, 2013, and a maximum collateral coverage ratio commencing in the quarterly period ending September 30, 2014.

The Fourth Amended and Restated Credit Agreement also provided for a new liquidity facility in the aggregate amount of $20,000,000, permitted the purchase or sale of vessels within certain parameters, permitted the management of third party vessels and provided that all capitalized interest will be evidenced by PIK loans, which will mature on the Termination Date.  On the Termination Date, we may elect to either (i) repay the PIK loans in cash; or (ii) convert the PIK loans into shares of cumulative convertible preferred stock, or Cumulative Convertible Preferred Stock , par value $10.00 per share.  Any Cumulative Convertible Preferred Stock issuable upon conversion of the PIK loans will bear interest at a coupon rate equal to the lower of (i) the trailing twelve month dividend yield of the S&P US Preferred Stock Index as of the last business day of the month immediately preceding the date of issuance or (ii) the interest rate on the senior debt incurred in any refinancing of the term loan component plus 200bps; will include customary default in payment of dividend provisions; and will have a maturity of five years but may be converted into shares of our common stock at our option, subject to prior consent of holders of at least 33% of the outstanding shares of our common stock.

Our obligations under the Fourth Amended and Restated Credit Agreement are secured by a first priority mortgage on each of the vessels in our fleet, and by a first assignment of all freights, earnings, insurances and requisition compensation relating to our vessels. The Fourth Amended and Restated Credit Agreement also limits our ability to create liens on our assets in favor of other parties.  The Fourth Amended and Restated Credit Agreement provided for the payment of an amendment fee, a work fee, an extension of the Termination Date fee, and commitment fees.

 Warrant Agreement

In connection with the Fourth Amended and Restated Credit Agreement, we entered into a Warrant Agreement, dated June 20, 2012, pursuant to which we agreed to issue to the Lenders warrants convertible on a cashless basis into shares of our common stock, par value $0.01, or the Warrant Shares, equal to an aggregate of 19.99% of our outstanding common stock on June 20, 2012, or 3,148,587 shares, at a strike price of $0.01 per share of common stock.  One-third of the warrants are exercisable immediately, the next third of the warrants are exercisable if the price of our common stock reaches $10.00 per share (subject to certain customary adjustments in the event of stock splits, reverse stock splits and certain distributions to all holders of common stock) and the last third of the warrants are exercisable if the price of our common stock reaches $12.00 per share (subject to the aforementioned adjustments).  Unexercised warrants will expire on June 20, 2022.

Registration Rights Agreement

In connection with the Fourth Amended and Restated Credit Agreement discussed above, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, dated June 20, 2012, with the Lenders pursuant to which we agreed to register the Warrant Shares for resale under the Securities Act. Under the terms of the Registration Rights Agreement, we are required to use our reasonable best efforts to file such registration statement with the Securities and Exchange Commission, or the Commission, as soon as practicable and in any event prior to June 30, 2012, and have it declared effective as soon as practicable after filing and in any event prior the 90th day after filing. Pursuant to the Registration Rights Agreement, we also agreed to keep the registration statement effective and file all information required to be filed under Rule 144 or the Securities Exchange Act of 1934, as amended, until the Warrant Shares are otherwise freely tradable without restriction under Rule 144 under the Securities Act.  In addition, we agreed to other customary provisions in connection with the preparation and filing of the registration statement, such as matters relating to indemnification and payment of expenses.  In accordance with the Registration Rights Agreement, we filed this registration statement on June 26, 2012.

Amended and Restated Rights Agreement

In connection with the Fourth Amended and Restated Credit Agreement discussed above, we entered into an amended and restated Rights Agreement, or the Rights Agreement, with Computershare Trust Company, N.A., a national banking corporation, as Rights Agent, or the Rights Agent.  The Rights Agreement, which amends and restates a prior rights agreement with the Rights Agent dated November 7, 2007, was amended to make certain changes to the definition of “Acquiring Person” to provide that no person shall become an “Acquiring Person”, as such term is defined in the Rights Agreement, solely as the result of the issuance of Warrants or Warrant Shares under the Warrant Agreement, as described above.

The Securities

We may use this prospectus to offer up to $500,000,000 of:

•           common stock, including preferred stock purchase rights;

•           preferred stock;

•           debt securities, which may be guaranteed by one or more of our subsidiaries;

•           warrants;

•           purchase contracts;

•           rights; and

•           units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that we may offer and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

 RISK FACTORS

We have identified a number of risk factors which you should consider before buying our common shares or our other securities. Prior to making a decision about investing in our common stock, you should carefully consider the following risk factor, as well as specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. Please see “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Future sales of our common stock issuable on exercise of the Warrants or any Cumulative Convertible Preferred Stock which we may issue in the future could cause the market price of our common stock to decline.

In connection with the Fourth Amended and Restated Credit Agreement, we issued warrants to purchase up to 3,148,587 shares of our common stock.  In addition, on the maturity date of the Fourth Amended and Restated Credit Agreement, we may convert a certain portion of our outstanding indebtedness into Cumulative Convertible Preferred Stock at certain prescribed rates, which may be converted into shares of our common stock at our option, subject to prior consent of holders of at least 33% of the outstanding shares of our common stock. We may also issue shares of our common stock in connection with future transactions, including one or more public or private offerings of shares of our common stock.   Sales of a substantial number of shares of our common stock in the public market or otherwise, or the perception that these sales could occur, may depress the market price for our common stock, and our shareholders may incur dilution from these sales. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.

FORWARD-LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words “believe”, “anticipate”, “intend”, “estimate”, “forecast”, “project”, “plan”, “potential”, “will”, “may”, “should”, “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the drybulk vessel market, changes in the company’s operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of drybulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

SELECTED FINANCIAL DATA

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009

Net income (loss)	$(17,433,529)	$(5,810,281)	$(14,819,749)	$26,844,650	$33,287,271
Weighted average shares outstanding:
Basic(1)	15,750,821	15,640,109	15,655,442	15,551,108	13,974,486
Diluted(1)	15,750,821	15,640,109	15,655,442	15,604,311	13,980,827
Per share amounts:
Basic net income (loss)(1)	$(1.11)	$(0.37)	$(0.95)	$1.73	$2.38
Diluted net income (loss)(1)	$(1.11)	$(0.37)	$(0.95)	$1.72	$2.38

(1) Effective after the close of trading on May 22, 2012, the Company completed a 1 for 4 reverse stock split as previously approved by the Company's stockholders. All references herein to common stock and per share data have been retrospectively adjusted to reflect the reverse stock split.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years and the six-month period ended June 30, 2012. (1)

	Six months ended June 30,	For the year ended December 31,
	2012	2011	2010	2009	2008	2007

Ratio of earnings to fixed charges	(0.8)	.6	1.2	1.1	1.8	2.9
Deficiency of earnings available to cover fixed charges	$40,539,768	$17,401,876

____________
(1)      We have not issued any preferred stock as of the date of this prospectus.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

Our description of capital stock can be found under the headings “Description of Capital Stock” and “Description of Registrant’s Securities to be Registered” in our registration statements on Form 8-A, (File No. 000-51366) and (File No. 001-33831) as amended, filed with the Commission on June 20, 2005 and November 13, 2007, respectively. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

DESCRIPTION OF PREFERRED SHARES

The material terms of any series of preferred shares that we offer through a prospectus supplement, as well as any material United States federal income tax considerations, will be described in that prospectus supplement.

Subject to shareholder approval, our board of directors has the authority to issue preferred shares in one or more series and to determine the rights, preferences and restrictions, with respect to, among other things, dividends, conversion, voting, redemption, liquidation and the number of shares constituting any series. The issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders. The issuance of preferred shares with voting and conversion rights may adversely affect the voting power of the holders of common shares.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement.  We will refer to any or all of these reports as “subsequent filings.”  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”  Each indenture will be subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description of the terms of the debt securities sets forth certain general terms and provisions.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture.  Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness.  Any such debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture.  These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; or

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository.  In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities.  Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.

The 2012 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman and chief executive officer, president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe:

•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPERTS

The financial statements as of December 31, 2011 and for the year ended December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2011 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Eagle Bulk Shipping Inc. as of December 31, 2010 and for the years ended December 31, 2010 and 2009 included in Eagle Bulk Shipping Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.  Certain other matters relating to United States Federal income tax considerations have also been passed upon for us by Seward & Kissel LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and special reports within the Commission. You may read and copy any document that we file at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 15, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 10, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the Commission on August 9, 2012;

•	Our Current Report on Form 8-K filed with the Commission on May 23, 2012;

•	Our Current Report on Form 8-K filed with the Commission on June 20, 2012;

•	Our Current Report on Form 8-K filed with the Commission on July 16, 2012;

•	Our Current Report on Form 8-K filed with the Commission on August 10, 2012;

•	Our “Description of Capital Stock” contained in our registration statement on Form 8-A, (File No. 000-51366) as amended, filed with the Commission on June 20, 2005;

•	Our “Description of Registrant’s Securities to be Registered” contained in our registration statement on Form 8-A, (File No. 001-33831), filed with the Commission on November 13, 2007;

•	Our Definitive Proxy Statement for the 2012 Annual Meeting of Stockholders, filed on April 30, 2012; and

•
All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at the Commission’s website or our website at www.eagleships.com soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement. You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Eagle Bulk Shipping Inc.
477 Madison Avenue
New York, NY 10022
(212) 785-2500

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Business Corporation Act, or the BCA, of the Marshall Islands authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and offices and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

We estimate the expenses, other than any underwriting discounts and commissions, in connection with the issuance and distribution of securities in this offering to be as follows. The selling shareholders will not bear any of the expenses set forth below.

Registration Fee	$11,460(1)
Legal Fees and Expenses	(2)
Accountants’ Fees and Expenses	(2)
Miscellaneous Costs	(2)
Total	$ (2)

(1)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $400,000,000 of unsold securities registered under the Registration Statement on Form S-3 (File No. 333-157663) with effective date of August 28, 2009. This unsold amount is being carried forward to this Registration Statement and the filing fee paid with respect to the initial registration of the unsold securities is being used to pay the filing fees that would otherwise be required in connection with the filing of this Registration Statement.

(2)	To be provided by a prospectus supplement that is incorporated by reference into this registration statement.

Item 15.    Indemnification of Directors and Officers.

The bylaws of the Company provide that every director and officer of the Company shall be indemnified out of the funds of the Company against:

(1)    all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director or officer acting in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that such indemnity shall not extend to any matter which would render it void pursuant to any Marshall Islands statute from time to time in force concerning companies insofar as the same applies to the Company (the “Companies Acts”); and

(2)    all liabilities incurred by him as such director or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

Indemnification of directors and officers.

(1)  Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)  Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)  Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)  Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 16.    Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a) Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Not applicable

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g) Not applicable

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) – (l) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

EAGLE BULK SHIPPING INC.

By: /s/ Sophocles N. Zoullas Name: Sophocles N. Zoullas Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Sophocles N. Zoullas, Adir Katzav, Gary J. Wolfe and Edward S. Horton his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on August 27, 2012 in the capacities indicated.

Signature	Title

/s/ Sophocles N. Zoullas	Director, President and Chief Executive Officer (Principal Executive Officer)
Sophocles N. Zoullas

/s/ Jon Tomasson	Director
Jon Tomasson

/s/ Alexis P. Zoullas	Director
Alexis P. Zoullas

/s/ David B. Hiley	Director
David B. Hiley

/s/ Douglas P. Haensel	Director
Douglas P. Haensel

/s/ Thomas Winmill	Director
Thomas Winmill

/s/ Joseph Cianciolo	Director
Joseph Cianciolo
/s/ Adir Katzav	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Adir Katzav

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Shipping Inc., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By: /s/ Adir Katzav Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

AGALI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Agali Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

AVLONA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Avlona Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Avocet Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Avocet Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

BESRA SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Besra Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Bittern Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Bittern Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Canary Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Canary Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

CARDINAL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Cardinal Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

CERNICALO SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Cernicalo Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

CONDOR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Condor Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Crane Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crane Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

CRESTED EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crested Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

CROWNED EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crowned Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

DELFINI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Delfini Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

DROSATO SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Drosato Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

EAGLE SHIPPING INTERNATIONAL (USA) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Shipping International (USA) LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Egret Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Egret Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

FALCON SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Falcon Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

FOUNTANA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Fountana Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

FULMAR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Fulmar Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Gannet Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Gannet Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

GOLDEN EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Golden Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

GOLDENEYE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Goldeneye Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

GOSHAWK SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Goshawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Grebe Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Grebe Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

GRIFFON SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Griffon Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

HARRIER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Harrier Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

HAWK SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Hawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

HERON SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Heron Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Ibis Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Ibis Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

IMPERIAL EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Imperial Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

JAEGER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Jaeger Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Jay Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Jay Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

KAMPIA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kampia Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

KESTREL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kestrel Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Kingfisher Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kingfisher Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

KITE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kite Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

KITTIWAKE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kittiwake Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

KOFINA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kofina Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

MARMARO SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Marmaro Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Martin Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Martin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

MERLIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Merlin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

MESTA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Mesta Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

MYLOS SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Mylos Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

NAGOS SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Nagos Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

NENITA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Nenita Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Nighthawk Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Nighthawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

OLYMPI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Olympi Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

ORIOLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Oriole Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

OSPREY SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Osprey Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Owl Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Owl Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

PELINEO SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Pelineo Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

PEREGRINE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Peregrine Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

PETREL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Petrel Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

PUFFIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Puffin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

PYRGI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Pyrgi Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

RAHI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Rahi Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

RAPTOR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Raptor Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

REDWING SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Redwing Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

ROADRUNNER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Roadrunner Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

ROBIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Robin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SAKER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Saker Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Sandpiper Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sandpiper Shipping LLC., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Shikra Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Shikra Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SHRIKE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Shrike Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SIRIKARI SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sirikari Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SKUA SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Skua Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SNIPE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Snipe Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SPARROW SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sparrow Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SPARROWHAWK SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sparrowhawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SPILIA SHIPPING S.A. By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Spilia Shipping S.A., has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

STELLAR EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Stellar Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

SWIFT SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Swift Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

TERN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Tern Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Thrasher Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Thrasher Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

Thrush Shipping LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Thrush Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

WOODSTAR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Woodstar Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 27, 2012.

WREN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Wren Shipping LLC, has signed this registration statement in the City of New York, State of New York, on August 27, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member
By: /s/ Adir Katzav
Name: Adir Katzav Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of Form S-1/A filed on June 20, 2005 (file no. 333-123817))
3.2	Articles of Amendment to the Company's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company's Report on Form 8-K filed on May 23, 2012)
3.3	Amended and Restated By Laws of the Company (incorporated herein by reference to Exhibit 3.2 of Form S-1/A filed on June 20, 2005 (file no. 333-123817))
3.4
Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's registration statement on Form 8-A dated November 13, 2007)

4.1	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4 of Form S-1/A filed on June 20, 2005 (file no. 333-123817))
4.2
Amended and Restated Rights Agreement between the Company and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 of the Company's registration statement on Form 8-K filed on June 20, 2012)

4.2	Specimen Preferred Share Certificate*
4.3	Form of Warrant Agreement*
4.4	Form of Purchase Contract*
4.6	Form of Unit Agreement*
4.7	Form of Senior Indenture (incorporated herein by reference to Exhibit 4.7 of Form S-3 (file no. 333-139745))
4.8	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.8 of Form S-3 (file no. 333-139745))
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (contained in signature page)
25.1	Form of T-1 Statement of Eligibility (senior indenture)*
25.2	Form of T-1 Statement of Eligibility (subordinated indenture)*

* To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this registration statement.